EXHIBIT 99.5

CONSENT TO BE IDENTIFIED AS A PROPOSED DIRECTOR

I, Robert Allen, hereby consent to being identified as a proposed director of Partners Trust Financial Group, Inc. (the “Company”) and SBU Bank in the Company’s prospectus to be included in a registration statement on Form S-4.

By:	/s/ Robert Allen

Robert Allen

Dated: February 27, 2004